EMPLOYMENT AGREEMENT

      Employment Agreement, dated as of the ____ day of June, 1999, by and between Mediconsult.com (US) Ltd., a Delaware corporation (the "Corporation"), and Andre Pilevsky, an individual residing in the State of New Jersey (the "Employee").

                              W I T N E S S E T H:

      The parent corporation of the Corporation is a party to that certain Merger Agreement and Plan of Reorganization, dated June __, 1999, among Cyber-Tech, Inc., a New Jersey corporation ("Cyber-Tech"), its shareholders, MCNS Merger Subsidiary II, Inc. (the "Subsidiary") and Mediconsult.com, Inc., a Delaware corporation ("Parent") (the "Merger Agreement"). As a condition to the Closing of the Merger Agreement, the Corporation and Employee are to enter into an agreement upon the terms outlined herein under which Employee will provide employment services in connection with the operation of its business and that of Subsidiary as the surviving corporation to Cyber-Tech. In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      1. Employment. The Corporation hereby agrees to employ the Employee in an employee capacity, and the Employee hereby accepts and agrees to such employment, commencing as of the date hereof, upon the terms and conditions hereinafter set forth.

      2. Term. The term of the Employee's employment under this Agreement shall commence as of the date hereof and shall continue until the close of business on June 30, 2002, unless sooner terminated pursuant to the terms hereof. This Agreement shall be renewable by the mutual written consent of the parties, which consent shall specify the renewal period and any additional or different terms of employment.

      3. Duties and Services.

            (a) The Employee agrees to initially serve in the position of and holding the title "Director, Cardiovascular", and shall also serve the Subsidiary and such other of its subsidiaries and affiliated companies as may be designated by the Corporation, faithfully, diligently and to the best of his ability, subject to and under the direction and control of his appointed manager, who shall initially be David Austin, or any successor, devoting his entire business time, energy and skill to such employment, and to perform from time to time such employee services, advisory or otherwise, as shall be requested, and to act in such capacities or other offices for the Corporation and for any of its subsidiary or affiliated companies as the Board of Directors shall request without further compensation other than that for which provision is made in this Agreement. The Employee acknowledges that while there are no strict guidelines pertaining to work hours, he shall be expected to work a longer than average week, and spend the necessary time and effort to consistently deliver high quality results in a time sensitive manner.

            (b) The principal place of employment of the Employee shall be in New Providence, New Jersey, or Parsippany, New Jersey, or such other offices of the Corporation as shall

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be determined by the Board of Directors, which shall be located within a one-hour drive of New Providence, New Jersey. Employee shall not be required to relocate from New Providence, New Jersey , nor to spend substantial periods of time away from the principal place of employment as defined above.

      4. Compensation.

            (a) Salary. From the date hereof to June 30, 2000, the Corporation agrees to pay to the Employee, and the Employee agrees to accept a basic salary for all his services (the Salary") at the rate of $100,000 per annum, payable in accordance with the Corporation's standard payroll policies and subject to normal deductions and withholdings. Thereafter, the Employee's Salary shall be subject to annual review by the Board of Directors, and may be adjusted upward or downward at the Board's discretion, but will not be subject to downward revision unless a substantially lesser workload or responsibility is mutually agreed in writing by the parties.

            (b) Bonus Plan. The Employee shall also be eligible to receive a bonus equal to:

                  (i)   25% of Sales (as defined below) through July 31, 2000;

                  (ii)  15% of Sales from August 1, 2000, to July 31, 2001; and

                  (iii) 10% of Sales from August 1, 2001, to June 30, 2002.

Employee shall be entitled to receive a bonus of ten percent (10%) of Sales occurring on or before June 30, 2002, but which close after such date or for which payment is received after such date.

            (c) Bonus Payment. Bonus amounts will be calculated at the rate during the year in which the Sale was made, but will not be paid to the Employee until the Corporation actually receives payment by the client with respect to such Sale. Payment shall be made to Employee on the 15th day of the month following the month in which the Corporation receives payment from the client. The bonus will be paid 50% in cash and 50% in the dollar equivalent of common shares of Parent ("Parent Shares"), calculated by dividing such dollar amount by the average of the closing prices for the Parent Shares as reported in The Wall Street Journal for each of the twenty (20) trading days ending on the trading day prior to the date of receipt of payment by the client.

            (d) Sales. For the purposes of this Section 4, "Sales" shall mean the dollar value of gross sales under contracts or grants with respect to client services introduced and sold by the Employee either on his own or jointly with support staff which relate to cardiology or co-morbid conditions. Support staff shall mean any other person or persons provided to Employee by the Corporation to work with Employee on any account. The parties acknowledge that from time to time the parties may agree on additional bonus payments with respect to sales regarding other medical conditions.

      The Corporation shall have the right to review and approve all Sales in order to establish commercial viability of such Sale, but will not unreasonably withhold such approval. The Corporation agrees to maintain during the period any bonus may be earned hereunder, reasonable


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

financial records to permit tracking and determination of Sales. In addition, the Corporation may, in its discretion, credit Employee for sales in which he materially participated other than Sales. One-half of all Parent Shares received by Employee under this Agreement shall be subject to the Management Voluntary Pooling Agreement entered into between the Corporation and Employee as of the date of this Agreement. All Parent Shares shall be subject to the limitations and restrictions placed generally on Corporation employees under policies adopted by the Corporation from time to time, such as restrictions with respect to trading windows and material non-public information. If Employee's employment by the Corporation is terminated (other than by the Corporation for "cause," as defined herein) prior to the last day of the relevant bonus period, Employee shall be entitled to receive any bonus payment earned as of the date of termination.

      5. Employee Benefits.

            (a) Business. The Corporation shall reimburse the Employee for the reasonable business expenses incurred by him for or on behalf of the Corporation in furtherance of the performance of his duties hereunder. Such reimbursement shall be subject to receipt by the Corporation from the Employee of such an expense statements and such vouchers and other reasonable verifications as the Corporation shall require to satisfactorily evidence such expenses, and shall also be subject to such policies as the Corporation shall establish from time to time. Reasonable business expenses include, but are not limited to, telephone charges, business travel and entertainment, home office expenses, internet connectivity charges and costs for computer hardware and software used in connection with the Corporation's business, in each case consistent with Company policy generally applied.

            (b) Benefit Programs. The Employee shall be entitled to participate, in accordance with the terms thereof, in employee benefit plans and programs maintained for the Employees of the Corporation, including, without limitation, any health, hospitalization and medical insurance programs and in any pension or retirement or other similar plans or programs. Benefits available to Employee shall not be less than those provided generally to other employees of the Corporation holding the title of "Director". The foregoing shall not be construed to require the Corporation to establish any such plans or programs, or to prevent the Corporation from modifying or terminating any such plans or programs once established, except that in no case shall the Corporation terminate any plan or program providing health, hospitalization and medical benefits to Employee unless such termination is part of a general termination of such benefits.

            (c) Vacation. The Employee shall be entitled to four (4) weeks of vacation each employment year during the term of this Agreement, taken consecutively or in segments. Vacation not taken during any such year cannot be rolled over to the following or any subsequent year.

      6. Termination of Benefits.

            (a) Termination. Notwithstanding anything to the contrary contained herein, the Employee's employment with the Corporation, as well as the Employee's right to any compensation which thereafter otherwise would accrue to him hereunder or in connection therewith, shall terminate upon the earliest to occur of the following events:


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

                  (i) the death or disability (as defined below) of the
            Employee,

                  (ii) the expiration of the term of this Agreement,

                  (iii) the Employee's voluntary termination of such employment,
            or

                  (iv) upon delivery of written notice, with or without "cause"
            (as defined below), to the Employee from the Corporation of such termination. Notice of termination without cause may not be delivered during the initial six-month period of this Agreement.

            (b) Certain Definitions. For the purpose of this Section 6, (i) the term "cause" is defined as (A) the commission by the Employee of a felony or an offense involving moral turpitude, the Employee's engaging in theft, embezzlement, fraud, obtaining funds or property under false pretenses, or similar acts of misconduct with respect to the property of the Corporation or its employees, stockholders, affiliates, customers, licensees, licensers or suppliers, (B) the repeated failure by the Employee to (i) perform his material duties hereunder, or (ii) to comply with the reasonable written policies or directives of the Board of Directors of the Corporation, (C) material misfeasance or malfeasance, or (D) the breach of this Agreement by the Employee in any material respect, which breach is not cured within thirty (30) days after Employee's receipt of written notice of the breach (or if a breach is a repetition of a previous breach occurring within the previous twelve (12) months, no cure right shall be given), and (ii) the Employee shall be deemed "disabled" if, at the Corporation's option, it gives notice to the Employee or his representative that due to a disabling mental or physical condition, he has been prevented, for a continuous period of 90 days during the term hereof or for an aggregate of 120 days during any six month period during the term hereof, from substantially performing those duties which he was required to perform pursuant to the provisions of this Agreement prior to incurring such disability. Any notice of termination shall outline the reasons for such termination.

            (c) Severance; Release. In the event of and upon the termination by the Corporation of the employment of the Employee under this Agreement without "cause", in addition to the Salary and other compensation (including accrued vacation, cash bonuses, incentive and performance compensation) earned hereunder and unpaid or not delivered through the date of termination and any benefits referred to in Section 5(b) hereof in which the Employee has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted (without regard to such termination), the Corporation shall pay the Employee a cash payment (the "Severance Payment") equal in the aggregate to the sum of twelve months salary and bonus (which shall be determined based on the previous twelve months or portion thereof) preceding such termination. In the event of termination of this Agreement by the Corporation by reason of the death or disability of the Employee or for "cause", or in the event of voluntary termination of this Agreement by Employee, the Corporation shall not be obligated to make the Severance Payment to the Employee. The Severance Payment shall be paid to the Employee in consecutive, equal monthly installments, on the fifteenth day of each calendar month commencing during the month next following the first to occur of (1) the month in which the Employee is no longer employed by the Corporation and (2) the effective date of a general release from the Employee in customary form for


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

such circumstances. The Severance Payment shall be in lieu of any other claim for compensation under this Agreement, any wage continuation law or at common law, or any claim to severance or similar payments or benefits which the Employee may otherwise have or make. Without limiting any other rights or remedies which the Corporation may have, it is understood that the Corporation shall be under no further obligation to make any such severance payments and shall be entitled to be reimbursed therefor by the Employee or his estate if the Employee violates any of the covenants set forth in this Agreement. In the event that the Severance Payment shall become payable to the Employee, the Employee shall not be required, either in mitigation of damages or by the terms of any provisions of this Agreement or otherwise, to seek or accept other employment, and if the Employee does accept other employment, any benefits or payments under this Agreement shall not be reduced by any compensation earned or other benefits received as a result of such employment. Further, in the event that the Severance Payment shall become payable to the Employee, the Corporation shall continue to provide during such period coverage to Employee under the Corporation's health, hospitalization and medical programs, to the same extent and at the same cost to the Employee as provided during the term of Employee's employment with the Corporation so long as its programs permit such coverage and, in addition, shall use its best efforts to maximize the length of time that COBRA benefits otherwise available to Employee shall remain available to the maximum extent permitted under applicable laws.

      7. Confidentiality.

            (a) The Employee agrees to the following to and for the benefit of the Corporation:

                  (i) Confidential Information. As used in this Agreement,
            "Confidential Information" means information belonging to the Corporation which is of value to the Corporation in the course of conducting its business and the disclosure of which is reasonably likely to result in a competitive or other disadvantage to the Corporation. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae, software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Corporation. Confidential Information includes information developed by the Employee in the course of the Employee's employment by the Corporation or Cyber-Tech in the three
            (3) previous years, as well as other information to which the Employee may have access in connection with the Employee's employment pertaining to the same or similar lines of business as may be engaged in, or proposed to be engaged in, by the Corporation during the term of this Agreement. Confidential Information also includes the confidential information of others with which the Corporation has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Employee's duties under Section 7(a)(vi) or information known to the Employee prior to his employment by the Corporation or Cyber-Tech in the three (3) previous years.


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

                  (ii) Confidentiality. The Employee understands and agrees that the Employee's employment creates a relationship of confidence and trust between the Employee and the Corporation with respect to all Confidential Information. At all times, both during the Employee's employment with the Corporation and after his termination, the Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Corporation, except as may be necessary in the ordinary course of performing the Employee's duties to the Corporation.

                  (iii) Inventions. The Employee recognizes that the Corporation possesses a proprietary interest in all of the Confidential Information and has the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Corporation and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee or his agents in the course of the Employee's employment or during any period that the Employee has heretofore been a consultant to the Corporation or Cyber-Tech, including any of the foregoing which is based on or arises out of the Confidential Information, shall be the property of and inure to the exclusive benefit of the Corporation. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment or during any period that the Employee has heretofore been a consultant to the Corporation or Cyber-Tech, or involving the use of the time, materials or other resources of the Corporation or any of its subsidiaries or affiliates or Cyber-Tech, shall be promptly disclosed to the Corporation and shall become the exclusive property of the Corporation and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

                  (iv) Business Opportunities. The Employee agrees, while he is employed by the Corporation, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Corporation and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or otherwise have available to him in the same or substantially similar lines of business as may be engaged in by the Corporation during the term of this Agreement, and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Corporation.

                  (v) Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Employee by the Corporation or Cyber-Tech or are produced by the Employee in connection with the Employee's employment will be and remain the sole property of the Corporation. The Employee will return to the Corporation all such materials and property as and when requested by the


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

            Corporation. In any event, the Employee will return all such materials and property immediately upon termination of the Employee's employment for any reason. The Employee will not retain with the Employee any such material property or any copies thereof after such termination.

                  (vi) Third-Party Agreements and Rights. The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer (other than Cyber-Tech) or other party which restricts in any way the Employee's use or disclosure of information reasonably likely to be useful or necessary to the performance by the Employee of his services hereunder, or the Employee's engagement in any business. The Employee represents to the Corporation that the Employee's execution of this Agreement, the Employee's employment with the Corporation and the performance of the Employee's proposed duties for the Corporation will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Corporation, the Employee will not disclose or make use of any information in violation of any agreements with or right of any such previous employer or other party, and the Employee will not bring to the premises of the Corporation any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

                  (vii) Litigation and Regulatory Cooperation. During and after the Employee's employment, the Employee shall cooperate fully with the Corporation in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Corporation or its subsidiaries or affiliates which relate to events or occurrences that transpired while the Employee was employed by the Corporation or Cyber-Tech. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Corporation at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Corporation in connection with any such investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Corporation or Cyber-Tech. The Corporation shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this subsection (vii). The performance by the Employee under this subsection (vii) after the termination of the Employee's employment with the Corporation shall be subject to his other confidentiality obligations hereunder.

            (b) The provisions of this Section 7 shall survive the termination or expiration of this Agreement, irrespective of the reason therefor, including under circumstances in which the Employee continues thereafter in the employ of the Corporation.


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

      8. Insurance. The Employee agrees that the Corporation may from time to time and for the Corporation's own benefit apply for and take out life insurance covering the Employee, either independently or together with others, in any amount and form which the Corporation may deem to be in its best interests. The Corporation shall own all rights in such insurance and in the cash values and proceeds thereof and the Employee shall not have any right, title or interest therein. The Employee agrees to assist the Corporation, at the Corporation's expense, in obtaining any such insurance by, among things, submitting to customary examinations and correctly preparing, signing and delivering such applications and other documents as reasonably may be required. Nothing contained in this Section 8 shall be construed as a limitation on the Employee's right to procure any life insurance for his own personal needs.

      9. Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto on the date of such delivery, if delivered personally, or on the third day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier service, in the case of the Employee at his current address as set forth in the Corporation's records, and in the case of the Corporation, at it address set forth above.

      10. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Employee, and shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. This Agreement may be assigned by the Corporation to any subsidiary, affiliate or successor to its business, provided such entity has the financial capability to carry out the Corporation's obligations to Employee hereunder. The Employee may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights or obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

      11. Severability. In the event that any provisions of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provisions which would be held to be unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, this Agreement shall, as to such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify such scope, duration or area or all of them, but only to the extent necessary to make such provision or provisions enforceable in such jurisdiction, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction, such provision shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to principles of conflict of laws and regardless of where actually executed, delivered or performed.


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

      13. Complete Understanding; Counterparts. This Agreement constitutes the complete understanding and supersedes any and all prior agreements and understandings between the parties with respect to its subject matter, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. The Section and paragraph headings contained herein are for convenience only, and are not part of and are not intended to define or limit the contents of said Sections and paragraphs. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

      14. Arbitration. All disputes under Agreement shall be settled by arbitration in the metropolitan New York/New Jersey area before a single arbitrator pursuant to the rules of the American Arbitration Association (the "AAA"). Arbitration may be commenced at any time by any party hereto by giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 14. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within twenty
(20) days after the date of the notice referred to in the preceding sentence, the selection shall be made pursuant to the rules of the AAA from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared.

                  (Remainder of page intentionally left blank)


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    MEDICONSULT.COM (US) LTD.


                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________


                                    ____________________________________
                                    Andre Pilevsky